UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Proxy Statement filed by Ashland Inc. (“Ashland”) with the Securities and Exchange Commission on December 16, 2013 (the “Proxy Statement”), Kathleen Ligocki, a Class I director, retired from Ashland’s Board of Directors effective as of Ashland’s Annual Meeting of Shareholders on January 30, 2014 (the “Annual Meeting”).    In connection with Ms. Ligocki’s retirement, the Board of Directors reduced the number of total directorships to eleven and the number of Class I directors to three.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting on January 30, 2014, the proposed amendment to Ashland’s Third Restated Articles of Incorporation to provide for the phased-in declassification of the Board of Directors (the “Amendment”) was approved by Ashland’s shareholders.  The Amendment will apply to directors standing for election beginning at the 2015 annual meeting.  Directors who have been elected to three-year terms prior to the effectiveness of the Amendment will complete their respective three-year terms, and thereafter will be eligible for annual re-election after completion of their current terms.  Accordingly, directors elected at the annual meetings in 2012, 2013 and 2014 will continue to serve for such three-year terms.  Beginning with the annual meeting in 2017, all directors will be elected on an annual basis.  The Amendment became effective on February 3, 2014, when Ashland filed Articles of Amendment with the Secretary of State of the Commonwealth of Kentucky.    The Third Restated Articles of Incorporation, as amended, were then restated to reflect the Amendment, as well as a prior amendment, and were filed with the Secretary of State of the Commonwealth of Kentucky on February 3, 2014 as the Fourth Restated Articles of Incorporation.

In connection with approving the Amendment and recommending that the shareholders approve the Amendment, the Board of Directors approved conforming changes to Article III, Section 2 and Article III, Section 5 of Ashland’s By-laws to remove references to the classified Board.  The Board of Directors approved the By-law amendments contingent upon shareholder approval and the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Kentucky.  Accordingly, the amendments to the By-laws became effective upon the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Kentucky on February 3, 2014.

The foregoing description of the amendments to the Articles and By-laws are qualified in their entirety by reference to the Amendment, the Fourth Restated Articles of Incorporation and the amended and restated By-laws, which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Ashland held its Annual Meeting on January 30, 2014.  A total of 70,054,056 shares of Common Stock, representing 90% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:  All of the Class I nominees for director were elected to serve a three-year term until the 2017 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen F. Kirk	64,191,800	629,973	360,805	4,871,478
James J. O’Brien	63,228,278	1,587,771	366,529	4,871,478
Barry W. Perry	64,241,649	579,825	361,104	4,871,478

Proposal 2:  The appointment of PricewaterhouseCoopers LLP as Ashland’s independent registered public accountants for fiscal 2014 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
69,402,590	339,002	312,464	0

 Proposal 3:  The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in Ashland’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
63,013,723	1,210,922	957,933	4,871,478

Proposal 4:  The proposed Amendment to the Third Restated Articles of Incorporation to provide for the phased-in declassification of the Board of Directors was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
64,140,204	609,130	433,244	4,871,478

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Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Third Restated Articles of Incorporation of Ashland Inc.
3.2	Fourth Restated Articles of Incorporation of Ashland Inc.
3.3	By-Laws of Ashland Inc., as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

February 4, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Amendment to the Third Restated Articles of Incorporation of Ashland Inc.
3.2	Fourth Restated Articles of Incorporation of Ashland Inc.
3.3	By-Laws of Ashland Inc., as amended and restated